EXHIBIT 99


                             FIRST FINANCIAL BANCORP


For Immediate Release                                           October 27, 2004
Contact Person:
Leon Zimmerman
President and CEO
(209) 367-2000


                   FIRST FINANCIAL BANCORP DISSIDENT DIRECTORS

                            SIGN STANDSTILL AGREEMENT


         Lodi, Calif. (Business Wire) - October 27, 2004-First Financial Bancorp (OTCBB: "FLLC") the parent company of Bank of Lodi, N.A., today announced that three dissident directors have signed a settlement and standstill agreement in which they have agreed to support the proposed merger of the bank with Placer Sierra Bancshares.

         In connection with the settlement and standstill agreement directors, Angelo Anagnos, Steven Coldani and Kevin Van Steenberge, issued the following statement:

                  In light of the Board's resolution to support the proposed merger of the Company with Placer Sierra Bank, and considering all facts put before us, we now believe it is in the best interests of the shareholders to support this merger with Placer Sierra Bank, which is considered a strong institution with a good reputation.

The Company agreed to make certain payments to the three directors and the parties have agreed to take other actions described in the agreement, including, if a 2004 annual meeting is held, nominating the three directors as part of management's slate of directors. The three directors and the Company have also agreed to a mutual release of any legal liability to the other arising out of the matters described in the standstill agreement.

The Company will file the standstill agreement with the SEC as an exhibit to an 8-K report and mail it to the Company's shareholders.


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ABOUT FIRST FINANCIAL BANCORP

First Financial Bancorp is the parent of Bank of Lodi, N.A., a locally owned community bank formed in 1982. Bank of Lodi, N.A. offers financial services via the web at www.bankoflodi.com, by phone at 888-265-8577, at any one of its nine branches located in the communities of Lodi, Woodbridge, Lockeford, Galt, Plymouth, San Andreas, Elk Grove, Folsom, and Sacramento or its loan production office located in Folsom, California.

THIS PRESS RELEASE CONTAINS FORWARD-LOOKING STATEMENTS WITH RESPECT TO THE FINANCIAL CONDITION, RESULTS OF OPERATION AND BUSINESSES OF PLACER SIERRA BANCSHARES AND FIRST FINANCIAL BANCORP WITHIN THE MEANING OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995. THESE INCLUDE STATEMENTS THAT RELATE TO FUTURE FINANCIAL PERFORMANCE AND CONDITION, AND PENDING MERGERS. THESE FORWARD-LOOKING STATEMENTS INVOLVE CERTAIN RISKS AND UNCERTAINTIES, MANY OF WHICH ARE BEYOND THE COMPANY'S CONTROL. FACTORS THAT MAY CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE CONTEMPLATED BY SUCH FORWARD-LOOKING STATEMENTS INCLUDE, AMONG OTHERS: (1) THE RECEIPT OF REGULATORY AND SHAREHOLDER APPROVAL FOR THE ACQUISITION; (2) THE SUCCESS OF PLACER SIERRA BANCSHARES AT INTEGRATING FIRST FINANCIAL BANCORP INTO ITS ORGANIZATION AND ACHIEVING THE TARGETED COST SAVINGS; (3) DETERIORATION IN GENERAL ECONOMIC CONDITIONS, INTERNATIONALLY, NATIONALLY OR IN THE STATE OF CALIFORNIA; (4) INCREASED COMPETITIVE PRESSURE AMONG FINANCIAL SERVICES COMPANIES; (5) CHANGES IN THE INTEREST RATE ENVIRONMENT REDUCING INTEREST MARGINS OR INCREASING INTEREST RATE RISK; (6) THE IMPACT OF TERRORIST ACTS OR MILITARY ACTIONS; AND (7) OTHER RISKS DETAILED IN REPORTS FILED BY PLACER SIERRA BANCSHARES WITH THE SECURITIES AND EXCHANGE COMMISSION. FORWARD-LOOKING STATEMENTS SPEAK ONLY AS OF THE DATE THEY ARE MADE, AND PLACER SIERRA BANCSHARES DOES NOT UNDERTAKE TO UPDATE FORWARD-LOOKING STATEMENTS TO REFLECT CIRCUMSTANCES OR EVENTS THAT OCCUR AFTER THE DATE THE FORWARD-LOOKING STATEMENTS ARE MADE.